UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2010

PEOPLE’S LIBERATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-16075 (Commission File Number)	86-0449546 (I.R.S. Employer Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015

 (Address of Principal Executive Offices/Zip Code)

(213) 745-2123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

People’s Liberation, Inc. (“the Company”) held its annual meeting of stockholders on June 11, 2010 (the “Annual Meeting”).  At the Annual Meeting, 29,646,380 shares were represented in person or by proxy, representing approximately 82% of the Company’s outstanding shares.  At the Annual Meeting, the Company’s stockholders voted to elect Susan White to serve until the Company’s 2013 annual meeting of stockholders or until her successor has been duly elected and qualified by the following vote:

Name	Number of Votes For	Number of Votes Withheld
Susan White	24,156,324	48,136

At the 2010 Annual Meeting, the Company’s stockholders also voted to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 by the following vote:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
29,646,280	100	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Liberation, Inc.

Date: June 15, 2010	By: /s/ Darryn Barber Darryn Barber Chief Financial Officer and President